UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 25, 2008

TRIARC COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-2207	38-0471180
(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West 12th Floor Atlanta, GA	30338
(Address of principal executive offices)	(Zip Code)

(678) 514-4100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) & (e)

On July 25, 2008, Triarc Companies, Inc. (the “Company”) entered into a consulting and employment agreement (the “Agreement”) with J. David Karam. The Agreement contemplates that Mr. Karam will initially provide special consulting services relating primarily to the integration of businesses of the Company and Wendy’s International, Inc. (“Wendy’s”) in advance of the consummation of the pending merger by and among the Company, Green Merger Sub, Inc. and Wendy’s (the “Merger”) and that after consummation of the Merger Mr. Karam will serve as President of Wendy’s.

During the consulting period, Mr. Karam will report solely to the CEO of the Company. Mr. Karam will receive a consulting fee of $25,000 per month and it is anticipated that he will devote approximately eight days per month to such consulting services. The consulting period may be terminated by either party at any time on thirty days advance written notice and Mr. Karam will be entitled to receive any accrued but unpaid consulting fees and any outstanding business expense reimbursements. If the Merger is not consummated, the consulting period and the Agreement will expire on December 31, 2008.

If the Merger is consummated by December 31, 2008, then the Agreement will be assigned to Wendy’s, the consulting period will terminate, and Mr. Karam will become President of Wendy’s. In this capacity, he will report solely to the Wendy’s CEO and the Company CEO. Mr. Karam’s employment in this position will be for an initial three year period and will then be automatically extended for additional one year periods unless either party provides a notice of non-renewal at least 120 days prior to the expiration of the then-current term. Mr. Karam will receive a base salary of $900,000, and will be eligible to earn a bonus annually. Mr. Karam’s target bonus will be equal to 100% of his base salary for the fiscal year if Wendy’s achieves its target performance goals and his ‘stretch’ bonus will be equal to 200% of his base salary for the fiscal year if Wendy’s achieves or exceeds its ‘stretch’ performance goals. With respect to fiscal year 2008, Mr. Karam is entitled to a pro-rata target bonus based on the number of days worked by Mr. Karam for Wendy’s during the fiscal year. With respect to fiscal year 2009, Mr. Karam is guaranteed an annual bonus equal to 50% of his base salary, provided he remains employed by Wendy’s through December 31, 2009.

Effective as of the consummation of the Merger, Mr. Karam will be granted a 10-year option to purchase 1,600,000 shares of Company Class A common stock pursuant to the Wendy’s 2007 Stock Incentive Plan, which will vest over a 4-year period, 25% on each anniversary of the date of the consummation of the Merger, provided Mr. Karam remains employed on each vesting date. The options will immediately vest in full and become exercisable upon a change in control (as defined in the Agreement). Mr. Karam will also be eligible to receive additional equity-based awards during his employment.

During the employment period, Mr. Karam will generally be entitled to participate in all of Wendy’s employee benefit plans and programs and will be entitled to four weeks of annual paid vacation each calendar year, reimbursement of all reasonable business expenses and a car allowance. Mr. Karam is also entitled to be reimbursed by the Company for up to $50,000 for all legal fees and related expenses reasonably incurred in connection with the negotiation and execution of the Agreement.

Upon any termination of employment, Mr. Karam is entitled to receive any accrued but unpaid base salary, vacation time, incentive bonus and any outstanding business expense reimbursements. Additionally, if Mr. Karam’s employment is terminated by Wendy’s without Cause or by Mr. Karam for Good Reason (each as defined in the Agreement), he will receive a lump sum cash amount equal to two times the sum of his base salary and target bonus. Wendy’s will also pay the cost for Mr. Karam and his dependents to continue to participate in any of Wendy’s group health plans or life insurance plans for an 18 month period following termination. If this cash severance payment and health benefits continuation for Mr. Karam would trigger an excise tax, then in certain circumstances Mr. Karam will be entitled to receive a “gross-up payment” with respect to such payment and benefits, as more fully described in the Agreement.

All outstanding equity awards held by Mr. Karam will become fully vested upon termination of his employment by Wendy’s without Cause or by Mr. Karam for Good Reason and will remain exercisable until the earlier of one year following such termination or the scheduled expiration date of the award. Mr. Karam’s equity awards will also be treated in this manner if his employment is terminated due to his death or disability. In order to receive payments or benefits payable to Mr. Karam as a result of his termination for Cause or without Good Reason, he must execute a waiver and general release of claims in favor of the Company, Wendy’s, their subsidiaries and affiliates, and other related parties.

The Agreement also contains restrictive covenants, including non-competition and non-solicitation covenants. Mr. Karam will be subject to the non-competition covenant either (i) for two years following termination of employment if it is terminated by Wendy’s without Cause or by him for Good Reason or (ii) for one year following termination of employment if it occurs for any other reason or following termination of the consulting period if the consulting period is terminated for any reason prior to completion of the Merger. Mr. Karam also agrees that for one year following termination of employment or of the consulting period he will not solicit any individual employed by the Company, Wendy’s and their respective affiliates or who was employed by them during the six-month period prior to such solicitation.

The foregoing description of Mr. Karam’s consulting and employment agreement is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01.	OTHER EVENT.

 On July 25, 2008, the Company issued a press release announcing that upon completion of the Merger J. David Karam, 50, will assume the position of President of Wendy’s, Stephen D. Farrar, 57, will assume the position of Chief Operating Officer of Wendy’s and Ken C. Calwell, 46, will assume the position of Chief Marketing Officer of Wendy’s. The Press Release is attached as Exhibit 99.2 to this Current Report on 8-K.

ITEM 9.01.	EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Consulting and Employment Agreement dated July 25, 2008, between Triarc Companies, Inc. and J. David Karam.
99.2	Press Release, dated July 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2008

TRIARC COMPANIES, INC.
By:	/s/ Stephen E. Hare
Name: Stephen E. Hare Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
Exhibit 99.1:	Consulting and Employment Agreement dated July 25, 2008, between Triarc Companies, Inc. and J. David Karam.
Exhibit 99.2:	Press Release dated July 25, 2008.